FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 23, 2009

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation announced today that the U.S. Navy ("Navy") has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Company" or "Todd Pacific"), a $15,583,506 modification to previously awarded contract N00024-08-C-4416. This modification represents the exercise of an option for the Planned Incremental Availability ("PIA") for USS ABRAHAM LINCOLN (CVN- 72) ("Lincoln"), at Puget Sound Naval Shipyard commencing in April 2009 and is expected to be completed in November 2009. This modification represents the exercise of an option for pier side maintenance, repairs and alterations of various ships systems and equipment throughout the Lincoln.

The PIA of the Lincoln is being performed pursuant to the Company's contract with the Navy for the overhaul, maintenance, repair and alterations of CVN-68 Nimitz class ships in Puget Sound. The five-year cost-plus-award-fee contract was most recently awarded to Todd in August 2008. The Company had been awarded two prior five-year contracts for similar work in 1999 and again in 2004.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated April 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2009.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel